                          THE CHITTENDEN CORPORATION
                          --------------------------
             SUPPLEMENTAL EXECUTIVE CASH BALANCE RESTORATION PLAN
             ----------------------------------------------------



                           Effective January 1, 1996
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                                   PREAMBLE
                                   --------



This Supplemental Executive Cash Balance Restoration Plan is a nonqualified plan whose principal objective is to make up benefits for selected executives which would have been earned under the Chittenden Pension Account Plan except for the maximum compensation and benefits limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended. The plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the Plan shall be limited to the executives selected by the Board of Directors. This Plan is intended to be an unfunded Plan maintained solely for the purpose of providing benefits for a select group of executives, with such benefits to be paid from the general assets of Chittenden Corporation. This Plan is retroactively effective on January 1, 1996, and becomes effective as to each Participant on the date he or she is designated as such hereunder, but on a date no earlier than the date this Plan is adopted by the Board of Directors.

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
PREAMBLE


SECTION I    -  DEFINITIONS


                1.1    "Account"                                       I-1
                1.2    "Basic Plan"                                    I-1
                1.3    "Basic Plan Benefit"                            I-1
                1.4    "Beneficiary"                                   I-1
                1.5    "Board"                                         I-1

                1.6    "Code"                                          I-1
                1.7    "Corporation"                                   I-1
                1.8    "Earnings"                                      I-1
                1.9    "Effective Date"                                I-2
                1.10   "Opening Account Balance Credit"                I-2

                1.11   "Participant"                                   1-2
                1.12   "Plan"                                          1-3
                1.13   "Plan Year"                                     1-3
                1.14   "Severance Date"                                1-3


SECTION II   -  ELIGIBILITY                                            II-1


SECTION III  -  AMOUNT OF BENEFIT

                3.1    Amount of Benefit                               III-1
                3.2    Pre-Retirement Death Benefits                   III-2



SECTION IV   -  FORM AND TIMING OF
                RETIREMENT BENEFITS                                    IV-1



SECTION V    -  MISCELLANEOUS                                          V-1

                                   SECTION I
                                   ---------
                                  DEFINITIONS
                                  -----------



1.1 "Account" means a notional account established and maintained for each Participant in accordance with Section 3.1. A Participant's Account shall include an Opening Balance Credit as defined in Section 1.10 and annual pay and interest credits, as provided for in Section 3.1.


1.2  "Basic Plan" means the Chittenden Pension Account Plan.


1.3 "Basic Plan Benefit" means the amount of the lump sum benefit payable from the Basic Plan to a Participant.


1.4 "Beneficiary" means a Participant's Beneficiary as designated under the terms of the Basic Plan.


1.5  "Board" means the Board of Directors of the Chittenden Corporation.


1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.


1.7  "Corporation" means the Chittenden Corporation.


1.8 "Earnings" means the earnings of a Participant, as defined under the terms of the Basic Plan, without regard to the earnings limitation that would otherwise be imposed by Code Section 401(a)(17).

1.9  "Effective Date" means January 1, 1996.


1.10 "Opening Account Balance Credit" means the single sum actuarial equivalent (calculated on the basis of the Participant's attained age in years and completed months as of December 31, 1995, and on the basis of the actuarial equivalent adjustment factors under the Basic Plan) of the excess, if any, of (a) over (b), where:


     (a) is the Participant's accrued benefit under the Basic Plan as of December 31, 1995, determined without regard to the compensation limitation of Code Section 401(a)(17) and regulations thereunder; and


     (b) is the Participant's accrued benefit under the Basic Plan as of December 31, 1995.


1.11 "Participant" means the individuals holding the following positions and any other executive employee of the Corporation that may be designated as a Participant by the Board.


     (a)  Chief Executive Officer;
     (b)  Chief Auditor;
     (c)  Chief Credit Policy Officer;
     (d)  Chief Financial Officer;
     (e)  Executive Vice President of Commercial Banking and Trust.
     (f)  Executive Vice President of Community Banking;
     (g)  Executive Vice President of Operations and Administration;
     (h)  General Counsel;

     An employee of the Corporation shall become a Participant in the Plan as of the date he or she is individually selected by, and specifically named in the resolutions of the Board for inclusion in the Plan.


1.12 "Plan" means the Chittenden Corporation Supplemental Executive Cash Balance Restoration Plan, as set forth herein and as may be amended from time to time.


1.13 "Plan Year" means the 12-month period beginning on January 1 and ending on the following December 31.


1.14 "Severance Date" means the termination of a Participant's employment with the Corporation on or after the date he is vested in his Basic Plan Benefit pursuant to Article VII of the Basic Plan.


The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

                                  SECTION II
                                  ----------
                                  ELIGIBILITY
                                  -----------



An employee who is accruing a benefit under the Basic Plan on or after January 1, 1996, shall become a Participant hereunder if he has been designated as such by the Board on or after the date that this Plan has been adopted and:


(a) such employee's Pay is not fully recognized under the Basic Plan because of the compensation limitations imposed by Code Section 401(a)(17); and/or



(b) such employee's Basic Plan Retirement Benefit is restricted or reduced by the Code Section 415 limitations on maximum pension benefits.



A Participant's Beneficiary who is entitled to receive or is receiving a benefit from the Basic Plan which is limited, directly or indirectly, by the same provisions described above shall also be entitled to receive a benefit from this Plan.

                                  SECTION III
                                  -----------
                               AMOUNT OF BENEFIT
                               -----------------



3.1 Amount of Benefit. The benefit payable under this Plan to a Participant
    -----------------
    shall equal the sum of (a) and (b) as described below.


    (a) A Participant's Account shall be established on the Effective Date with his Opening Account Balance Credit. Subsequently, his Account shall be credited each year in accordance with the following:


         (i) an annual pay credit as provided in Section 3.3 of the Basic Plan, as applicable to compensation over the wage base, but with respect only to his Earnings in excess of the Code Section 401(a)(17) compensation limitation; plus


         (ii) an annual interest credit, which shall be computed on the basis of the Corporation's average yield on earning assets for the comparable time period.


          Both amounts shall be credited to the Account as of the end of the Plan Year (or at a Severance Date, if earlier) in a manner consistent with the operation of the Basic Plan.

                                                                           III-1

    (b) The single sum actuarial equivalent value of the excess, if any, of (i) over (ii) where


         (i) is the benefit which would have been paid to such Participant in the normal form of payment under the Basic Plan at the time benefits commence from the Basic Plan, if the provisions of the Basic Plan were administered without regard to the benefit limitations of Code Section 415 and regulations thereunder; and


         (ii) is the benefit which is payable (or would be payable) to such Participant in the normal form under the Basic Plan at the time benefits commence from the Basic Plan.


3.2  Pre-Retirement Death Benefits.
     -----------------------------


    (a) A Participant's Beneficiary who is entitled to a pre-retirement death benefit under the Basic Plan, shall also be entitled to receive a pre-retirement death benefit from this Plan. The pre-retirement death benefit payable under this Plan to a Beneficiary shall equal (i) plus the single sum actuarial equivalent value of the excess, if any, of
         (ii) over (iii) where:


         (i) is the Participant's Account as described in Section 3.1(a) with annual pay and interest credits calculated through the date of death.


         (ii) is the pre-retirement death benefit which would have been paid to such Beneficiary under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the benefit limitations of Code Section 415 and regulations thereunder; and

                                                                           III-2

        (iii) is the pre-retirement death benefit which is payable to such Beneficiary under the Basic Plan.


               Subject to the provisions of Section III, the pre-retirement death benefit described in this paragraph (a) shall be paid in accordance with the provisions of Section IV of the Plan.


   (b) If a Participant dies at any time after retirement benefits hereunder have been paid, no further benefit shall be payable from the Plan.

                                                                           III-3

                                  SECTION IV
                                  ----------
                    FORM AND TIMING OF RETIREMENT BENEFITS
                    --------------------------------------



4.1 A Participant shall have a nonforfeitable interest in benefits under this Plan beginning at the same time and under the same conditions as the vesting of his benefits under the Basic Plan.


4.2 Vested benefits payable in accordance with Section III will be paid on a date immediately following the Participant's termination of employment from the Corporation with the Board's consent. Notwithstanding the foregoing, in no event will the benefit, if any, determined in accordance with Section 3.1(b) be paid prior to the date the Participant's benefit under the Basic Plan commences.


4.3  Benefits will be paid in the form of a lump sum payment only.


4.4 It is intended that the benefits under this Plan be payable only in the event of termination of employment of a Participant, or death of a Participant as provided in Section III. Participants will not be permitted to borrow from their accrued benefit under this Plan prior to termination of employment, except as may be permitted by the Board, in its sole discretion, in exceptional circumstances.

                                   SECTION V
                                   ---------
                                 MISCELLANEOUS
                                 -------------


5.1 The Board may, in its sole discretion, terminate, suspend, or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a Participant's right or the right of a Beneficiary to receive a benefit in accordance with this Plan as in effect on such Participant's Severance Date.


5.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Corporation, nor will it interfere with the right of the Corporation to discharge or otherwise deal with Participants without regard to the existence of this Plan.


5.3 This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, assigns, successors, executors and administrators. None of the payments provided for by this agreement shall be subject to seizure for payment of any debts or judgments against the Participant or the Participant's Beneficiary; nor shall the Participant or the Participant's Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by the Participant to the Corporation.

5.4 Notwithstanding anything to the contrary contained herein, any benefit under the Plan shall be deemed fully vested in the event of a Change in Control (as hereinafter defined). In such case, the Participant's benefit shall become immediately payable as of the closing date of the transaction deemed to effect such Change in Control.


     For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:


     (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, (other than the Corporation or any corporation owned, directly or indirectly, by the stockholders of this Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 25% of the number of the Corporation's then outstanding securities;


     (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in paragraph (a),(c) or (d) of this Section 5.4) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

     (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or



     (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.



5.5 The Corporation may set aside assets in a trust or other funding arrangement as it, or its delegate, deems appropriate to anticipate benefit liabilities accumulating under the Plan; provided such arrangement is not considered "funded" for purposes of the Code and the Employee Retirement Income Security Act of 1974. Accordingly, the assets of any such arrangement shall be subject to the claims of the creditors of the Corporation in the event of the Corporation's insolvency. The rights of a Participant or Beneficiary shall be limited to those of a general, unsecured creditor of the Corporation who has a claim equal to the value of the Participant's benefit hereunder. Benefits under this Plan will be payable from the general assets of the Corporation or from such other funding vehicle established for such purpose as described above, or both.

5.6 The Board or its delegate may adopt rules and regulations to assist it in the administration of the Plan.


5.7 Each Participant shall receive a copy of this Plan and the Board will make available for inspection by any Participant a copy of the rules and regulations used by the Board in administering the Plan.


5.8  Claims Procedures. If any application for a distribution or withdrawal
     -----------------
     under the Plan shall be denied, the Board, or its delegate, shall notify the claimant within a reasonable time of such denial setting forth the specific reasons therefor and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:


     (a)  reference to pertinent provisions of the Plan;


     (b)  such additional information as may be relevant to denial of the claim;


     (c)  an explanation of the claims review procedures; and


     (d) advice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.


     Within 60 days following advice of denial of his claim, upon request made by the claimant for a review of such denial, the Board, or its delegate, shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Board, or its delegate, shall be empowered to hold a hearing at which such claimant shall be entitled to present the basis of his claim for review and at which he may be represented by counsel. The Board, or its delegate, shall render a decision within 60 days after claimant's request for review and shall advise claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.


5.9 The Corporation may withhold from any payments to be made hereunder such amount as it may be required to withhold under any applicable Federal, state, or other law, and transmit such withheld amounts to the appropriate taxing authority.


5.10 This Plan is established under and will be construed according to the laws of the State of Vermont.



IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed by its officer thereunto duly authorized on this 18th day of December, 1996.


                                            CHITTENDEN CORPORATION


ATTEST: /s/ F. Sheldon Prentice             By: /s/ Sarah P. Merritt
        -----------------------                 --------------------
            Corporate Secretary


(CORPORATE SEAL)